THIS SUBORDINATED NOTE IS THE SUBORDINATED NOTE REFERENCED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG THE MAKER, THE PAYEES, AND LASALLE BUSINESS CREDIT, INC., AS AGENT FOR STANDARD FEDERAL BANK NATIONAL ASSOCIATION (THE "SUBORDINATION AGREEMENT") AND IS ISSUED UNDER AND SUBJECT IN ALL WAYS TO THE SUBORDINATION AGREEMENT.



                              AMENDED AND RESTATED
                          SUBORDINATED PROMISSORY NOTE


$1,000,000.00                                                 Date: July 1, 2002


         FOR VALUE RECEIVED, AM NEX-LINK COMMUNICATIONS, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of 1401077 ONTARIO, LTD., 1418294 ONTARIO, LTD., STEVEN NICKEL and SCOTT LOCHHEAD (each a "Payee" and, collectively, the "Payees") the principal amount of ONE MILLION DOLLARS ($1,000,000.00) (subject to adjustment as described below), with interest at the rate of five percent (5%) per annum.

                  The outstanding principal balance of this Amended and Restated Subordinated Promissory Note shall be payable in three (3) equal annual installments in the amount of $333,333.33 each on the first, second and third anniversaries of the date first set forth above. All interest accruing on this Subordinated Note in each calendar quarter shall be due and payable on the first day of the following calendar quarter, commencing on October 1, 2002, and shall become immediately due and payable upon the principal hereof becoming due and payable.

                  Both the principal of and interest on this Note are payable in lawful money of the United States of America to the Payees, at such address as may be specified in writing by the Payees to the Maker in writing from time to time, in same day funds.

                  Interest on the unpaid principal balance hereof, if any, shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  In the event that any payment of interest or principal hereunder shall not be received by the Payees within ten (10) days of its due date, the Payees shall, in addition to and not to the exclusion of its other rights under this Note, be entitled to, and the Maker shall jointly and severally pay to the Payees, a late charge in an amount equal to five percent (5%) of the overdue payment. Late charges assessed by the Payees are immediately due and payable.

                  This Note may at the Maker's option be prepaid in whole or in part, at any time and from time to time, without penalty or premium. Any partial prepayment shall be applied first to accrued and unpaid interest to date and then to the principal payments due under this Note in the inverse order of maturity.

                  If the date of any payment required by this Note be Saturday, Sunday or a bank holiday, such payment shall be payable on the first business day following such date. Payments made pursuant to this Note shall be deemed made the business day payment is received by the Payees; payments received after 3:00 P.M. shall be deemed made the next business day.

                  This Amended and Restated Subordinated Promissory Note is being delivered pursuant to Section 2.01(b)(ii) of the Agreement and Plan of Merger dated June 3, 2002 by and between the Maker, AM Broadband Services, Inc., Nex-Link Communication Project Services LLC, and the Payees (the "Merger Agreement"), and the principal amount of this Note is subject to adjustment pursuant to Section 2.03 of the Merger Agreement. In the event that the principal amount of this Note is adjusted pursuant to Section 2.03 of the Merger Agreement, the Maker shall prepare and deliver to the Payees a substitute Subordinated Note reflecting the adjusted principal amount, and this Note shall be null and void.

                  Each of the following shall constitute an "Event of Default" under this Note:

                           (a) Any material representation, statement or
warranty made by any Maker herein, or furnished hereunder or in the Merger Agreement, or otherwise in connection with the Merger Agreement, shall prove to have been incorrect in any material respect when made; or

                           (b) The Maker shall default in the payment when due,
whether by acceleration or otherwise, of any amount due under this Note or under the Merger Agreement; or

                           (c) The Maker shall default in the performance or
observance of any term, covenant or agreement contained herein (other than as specified in subparagraph (b) above), in the Merger Agreement, or in any other agreement, document or instrument delivered to the Payees or any of its affiliates pursuant to the terms and provisions of the Merger Agreement, and such default shall remain unremedied for thirty (30) days after written notice thereof shall have been received by the Maker from the Payees; or

                           (d) A receiver shall be appointed with respect to the
Maker, or any of his or its assets, or any attachment, garnishment, levy or lien shall be made, issued or filed against any of his or its assets, and such action shall not be discharged or stayed within fifteen (15) days; or

                           (e) The Maker shall (i) apply for, consent to or
permit the appointment of a trustee or liquidator of him or it, or of all or a substantial part of his or its assets, (ii) be unable, or admit in writing his or its inability, to pay debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or
(v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition filed against him or it in any such proceeding; or

                           (f) A judgment or judgments for the payment of money
in excess of the sum of $10,000.00 in the aggregate shall be rendered against the Maker, which shall remain unsatisfied and in effect for any period of fifteen (15) consecutive days without a stay of execution; or

                           (g) A material change shall occur in the business,
financial condition, assets or affairs of the Maker which in the Payees' reasonable opinion materially increases its risk hereunder; or

                           (h) The Merger Agreement or any other document or
instrument delivered to the Payees pursuant to the terms and provisions of the Merger Agreement, shall cease, for any reason to be in full force and effect; or

                           (i) The Maker shall dissolve or liquidate.

                  In case an Event of Default shall happen and be continuing, the holder of this Note may declare the entire outstanding principal of this Note, and all accrued, unpaid interest thereon, to be due and payable immediately, and upon any such declaration such principal and interest shall become and be immediately due and payable without further action. Upon and after the occurrence of such an Event of Default and during the continuation thereof, the outstanding principal balance hereof shall bear interest at a fluctuating rate (the "Default Rate") equal to the lesser of (i) the Prime Rate, as published in The Wall Street Journal, plus five percent (5%), or (ii) the highest rate permitted by applicable law. Such provision for the payment of interest at the Default Rate shall be in addition to, and not in limitation of, the Payees' other remedies provided hereunder or under the Merger Agreement.

                  The Payees and the Maker hereby expressly acknowledge and agree that all amounts owed to the Payees, or any of them, hereunder by the Maker, AM Communications, Inc., and/or AM Broadband Services, Inc. (collectively, the "AM Parties") are subordinated as to payment and time of payment, in all respects, to all amounts owed under any Obligation (as such term is defined in the Subordination Agreement) owed by any AM Party to LaSalle Business Credit, Inc., as agent for Standard Federal Bank National Association. This Note may not be amended, restated or otherwise modified in any respect without the prior written consent of LaSalle Business Credit, Inc., as agent for Standard Federal Bank National Association.

                  The Maker will, upon demand, reimburse the Payees for all expenses, including, without limitation, the fees and expenses of the Payees' counsel, incurred by the Payees in connection with the administration, amendment, modification or enforcement of this Note, including, without limitation, all attorney's fees and costs incurred by the Payees in connection with the cost of collecting and satisfying any judgment that may be recovered by the Payees. The Maker agrees that the provisions of this Note and the Merger Agreement shall not merge into any judgment entered or recovered by the Payees against the Maker and that notwithstanding the recovery or entry of any judgment against the Maker, all of the terms, provisions, covenants, undertakings and agreements of the Maker under this Note and the Merger Agreement shall remain in full force and effect and shall be enforceable strictly in accordance with their terms as fully as though no such judgment had been entered or recovered against any Maker.

                  No failure on the part of the Payees to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any thereof preclude any other or future exercise thereof or the exercise of any other right. The remedies provided in this Note and the Merger Agreement are cumulative and not exclusive of any remedies provided by law.

                  The Maker expressly waives presentment for payment, demand, notice of dishonor, notice of protest, protest or any other notice whatsoever.

                  The Maker hereby irrevocably and unconditionally agrees that any suit, action, or other legal proceeding arising out of or in connection with this Note shall be brought in the courts of record of the Commonwealth of Pennsylvania or the courts of the United States located in said state, consents to the jurisdiction of each such court in any such suit, action or proceeding, and waives any objection to the venue of any such suit, action, or proceeding in any of such courts.








[THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the date first above written.


                                       AM NEX-LINK COMMUNICATIONS, INC



                                      By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________